September 23, 2013

Securities & Exchange Commission
450 Fifth Street, NW
Washington, DC 20549

Attn.: Document Control



             RE:	   American Depositary
Shares evidenced by Each (1)
American Depositary Share
representing Twenty (20)
deposited shares of
            MOKO.mobi Limited (Form F6 File
No. 333168112)


Ladies and Gentlemen:

Pursuant to Rule 424(b)(3) under the
Securities Act of 1933, as amended, on
behalf of BNY Mellon, as Depositary for
securities against which American
Depositary Receipts are to be issued, we attach a copy of the new prospectus
(Prospectus) reflecting the change in
name for MOKO.mobi Limited.

As required by Rule 424(e), the upper
right hand corner of the Prospectus
cover page has a reference to Rule
424(b)(3) and to the file number of the
registration statement to which the
Prospectus relates.

Pursuant to Section III B of the General
Instructions to the Form F6 Registration
Statement, the Prospectus consists of
the ADR certificate with revised name
change for MOKO.mobi Limited.

The Prospectus has been revised to
reflect the new ratio, and has been
overstamped with:
            Effective September 24, 2013 the
Companys name changed to Moko Social Media
Limited

Please contact me with any questions or
comments at 212 8152276
Violet Pagan
The Bank of New York Mellon  ADR
Division
Encl.
                  CC: Paul Dudek, Esq. (Office of
International Corporate Finance)




101 Barclay Street,
22nd Floor
New York, NY 10286